Exhibit 16.1
[GRANT THORNTON LETTERHEAD]
December 2, 2010
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	CBaySystems Holdings Limited
Amendment No. 1 to Registration Statement on Form S-4
File No. 333-170003
Dear Sir or Madam:
We have read the Changes in Independent Auditors sub-section to the Management’s Discussion and Analysis of Financial Condition and Results of Operations section on page 83 of Amendment No. 1 to the Registration Statement on Form S-4 of CBaySystems Holdings Limited, and agree with the statements concerning Grant Thornton India contained therein.
Very truly yours,
/s/ GRANT THORNTON, INDIA